Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Jason Chen, Chief Executive Officer and Chairman of DIH Holding US, Inc. (the “Company”), certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A for the period ended March 31, 2024 of; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 29, 2024

By:	/s/ Jason Chen
Jason Chen
Chief Executive Officer and Chairman